UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss. 240.14a-12

Acer Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACER THERAPEUTICS INC.

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To be held on November 8, 2023

November 2, 2023

Explanatory Note

As previously disclosed, on August 30, 2023, Acer Therapeutics Inc. (“Acer” or the “Company”), Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”), and Aspen Z Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Zevra (“Merger Sub”), entered into the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will, at the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”), merge with and into Acer (the “Merger”), and Acer will become a wholly-owned subsidiary of Zevra upon the filing of the certificate of merger with the Delaware Secretary of State (the “Effective Time”).

On October 10, 2023, Acer filed a definitive proxy statement (the “Proxy Statement”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 a.m., Eastern Time on November 8, 2023. Stockholders will be able to attend the special meeting by visiting https://www.cstproxy.com/acertx/sm2023. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

On November 2, 2023, Acer Therapeutics Inc. filed a Form 8-K that included the following information regarding its delisting from The Nasdaq Stock Market:

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2023, the Company, received a letter (the “Delisting Notification”) from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq will suspend trading in the Company’s common stock, $0.0001 par value per share (“Common Stock”), effective at the opening of trading on November 9, 2023, because the Company had not regained compliance with the Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires a listed company to have at least $35 million in market value of listed securities (“MVLS”) in order to qualify for continued listing on The Nasdaq Capital Market, during the grace period previously granted to the Company.

As previously reported in the Company’s Form 8-K filed on May 4, 2023, the Staff initially notified the Company on May 3, 2023 that the Company had not been in compliance with the MVLS Rule for a period of 30 consecutive business days. The Staff granted the Company a period of 180 calendar days, or until October 30, 2023, to regain compliance with the MVLS Rule.

Pursuant to the Delisting Notification, the Company has until 4:00 p.m. Eastern Time on November 7, 2023 to submit a written request to appeal the Staff’s delisting determination by the Nasdaq Hearings Panel (the “Hearings Panel”). Unless the Company submits a timely request for the Hearings Panel’s review of the Staff’s delisting determination, a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market. The Company does not intend to file an appeal, and therefore, trading of the Company’s Common Stock will be suspended at the opening of business on November 9, 2023, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market. If the Merger (as defined below) is not approved at the Company’s special meeting of stockholders on November 8, 2023, the Company’s shares will begin trading on OTC Pink Market starting on November 9, 2023.

Additionally on November 2, 2023, the Company issued a press release announcing that Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis) have both recommended that the Company stockholders vote “FOR” the Merger and the related proposals in the Company’s Proxy Statement. A copy of the press release is included below:

Exhibit 99.1

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Acer

Therapeutics Shareholders Vote “FOR” the Proposed Merger and Related Proposals

Acer Shareholders – Please Vote Today!

NEWTON, MA – November 2, 2023 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced that Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. LLC (Glass Lewis) recommended that Acer shareholders vote “FOR” the proposed merger with Zevra Therapeutics, Inc. and the related proposals in the Company’s proxy statement and prospectus for the special meeting of its shareholders to be held on November 8, 2023 at 11:00 a.m. Eastern Time.

ISS and Glass Lewis are widely recognized as the leading independent voting and corporate governance advisory firms. Their analysis and recommendations are relied on by many major institutional investment firms, mutual funds and fiduciaries throughout North America.

In its report, ISS stated, among other things, that “The transaction warrants support in light of the reasonably thorough review of alternatives, the positive market reaction, the upside potential provided by the stock and CVR forms of consideration, and the downside risk of non-approval.”

Glass Lewis concluded that the transaction would allow Acer shareholders to participate in a larger and better capitalized pharmaceutical company, while also retaining significant upside potential through the CVR consideration, at a time when Acer appears to have few, if any, viable alternatives. Glass Lewis also noted that the total implied value of the proposed consideration represents a substantial premium to the unaffected trading price of Acer shares and the merger consideration compares favorably with the expected outcome in a liquidation scenario, in which Acer shareholders were not expected to receive any proceeds.

Commenting on the proxy advisors’ reports, Chris Schelling, CEO and Founder of Acer, said: “The ISS and Glass Lewis recommendations are consistent with our view that the merger with Zevra is in the best interest of Acer shareholders.”

The merger and related agreements have been unanimously approved by the boards of directors of both companies. The merger and related proposals have been unanimously approved by Acer’s board of directors.

Failure to vote or an abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. All shareholders are asked to vote “FOR” all proposals as soon as possible.

THE MERGER WILL NOT GO FORWARD UNLESS THE MERGER AND RELATED PROPOSALS ARE APPROVED.

ACER SHAREHOLDERS – PLEASE VOTE TODAY!

If the merger is not approved on November 8, ACER will begin trading on OTC Pink Market starting on November 9 because of the failure by the Company to regain compliance, during the previously granted 180 calendar day grace period, with Nasdaq’s requirement of having at least $35 million in market value of listed securities, resulting in the trading suspension of ACER on Nasdaq.

If the merger is not subsequently consummated, Acer will not be able to fund its business operations and will likely be forced to terminate operations, liquidate or file for bankruptcy.

If you are an Acer shareholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact Acer’s proxy solicitor:

ADVANTAGE PROXY, INC.

Toll Free: 1-877-870-8565

Collect: 1-206-870-8565

Email: ksmith@advantageproxy.com

Additional Information about the Proposed Merger between Acer and Zevra, the Special Meeting and Where to Find It

In connection with the proposed merger, Zevra has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), including a proxy statement / prospectus. The registration statement was declared effective on October 10, 2023. Additionally, Acer’s proxy statement was filed on October 10, 2023. Acer shareholders are urged to read these materials because they contain important information about Acer, Zevra and the proposed merger. The proxy statement / prospectus and other relevant materials, and any other documents filed by Zevra and Acer with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, Acer shareholders will be able to attend the Acer special meeting via the Internet at https://www.cstproxy.com/acertx/sm2023 and view the Acer 2023 Special Meeting Proxy Statement and the Zevra Therapeutics, Inc. Forms 10-K, 10-Qs and 8-Ks. Acer shareholders are urged to read the proxy statement / prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Participants in the Solicitation

Acer, Zevra and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Acer is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 27, 2023, and its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 14, 2023. Information about the directors and executive officers of Zevra is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 7, 2023, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 15, 2023, the definitive proxy statement filed by Daniel J. Mangless, together with the other participants named therein, which was filed with the SEC on March 17, 2023, and Zevra’s Current Reports on Form 8-K, filed with the SEC on March 30, 2023, May 8, 2023, May 15, 2023, and August 7, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant materials filed with the SEC and may be obtained free of charge from the sources indicated above.

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA® (sodium phenylbutyrate) is approved for the treatment of UCDs involving deficiencies of CPS, OTC, or AS. Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA® (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); and EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation. For more information, visit www.acertx.com.

Forward-Looking Statements

DISCLOSURE NOTICE: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, related to Acer, Zevra and the proposed acquisition of Acer by Zevra. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of Acer, Zevra or the combined company. These forward-looking statements may be identified by terms such as anticipate, believe, foresee, expect, intend, plan, may, will, could, should and would and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition; statements about contingent cash consideration and related milestones as contemplated by the CVR Agreement; the anticipated timing of closing of the acquisition; the delisting of Acer’s stock from Nasdaq and resulting move to OTC Pink Market; and that, if the merger is not subsequently consummated, Acer will not be able to fund its business operations and will likely be forced to terminate operations, liquidate or file for bankruptcy. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary stockholder approval) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; risks related to the contingent cash consideration and related milestones as contemplated by the CVR Agreement, including that such milestone may not be achieved and thus the related cash consideration would not become payable; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of the legal proceedings that have been or may be instituted against Acer, Zevra or the combined company; the ability to retain key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of Acer and Zevra and on Acer’s and Zevra’s operating results; risks relating to the value of Zevra’s shares to be issued in the transaction; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction and Acer’s interim operations; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

A further description of risks and uncertainties relating to Acer and Zevra can be found in their respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

Neither Acer nor Zevra intends to update the forward-looking statements contained in this document as the result of new information or future events or developments, except as required by law.

Corporate Contact

Harry Palmin

Chief Financial Officer

Acer Therapeutics Inc.

investors@acertx.com

+1-844-902-6100

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on October 10, 2023 with the SEC. Stockholders can access the Proxy Statement and other proxy materials and vote at https://www.cstproxy.com/acertx/sm2023. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website www.acertx.com.